Form N-SAR,
Sub-Item 77I
Copies of any material amendments
to the registrant's charter
Nuvee
n Quality Preferred Income Fund 2
333-100668, 811-21137


On November 13, 2002, under Conformed
Submission
Type 497, accession number, 0000950137-
02-006205,
a copy of the final prospectus containing a description of the preferred securities was filed and is incorporated herein by reference as an exhibit under Sub-Item 77I of Form N-SAR.